Attachment
RULE 10f3  REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings:



 	   Comparison #1     Comparison #2        Comparison #3


Security   China Life        DigitalNet           American Equity
           Insurance         Holdings, Inc.       Investment
           Company                                Life Holdings Co.
           Limited


Date
Offered    12/12/03          10/10/03             12/3/03


Offering
Price      $18.68            $17.00               $9.00


Spread     $0.654            $1.19                $0.63
($)


Spread     3.50%             7.00%                7.00%
(%)


Type of
Security   ADR               Common Stock         Common Stock


Rating
or
Quality    N/A               N/A                   N/A


Size
of Issue   161.7MM shares    5MM shares           18.7MM shares


Total
Capital
ization
of
Issuer     $19,477MM          $263MM              $299MM





Note: Minimum of two comparisons must be completed for each purchase.



B2